Exhibit 10.33

FIRST AMENDMENT TO LEASE

        THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is dated as of December 12, 2001, between CABOT INDUSTRIAL PROPERTIES, L.P., a Delaware limited partnership (“Landlord”) and BBI-SOURCE SCIENTIFIC, INC., a Massachusetts corporation (“Tenant”).

        A.    TR Brell Cal Corp, Landlord’s predecessor-in-interest, and Source Scientific, Inc., Tenant’s predecessor-in-interest, entered into that certain Standard Industrial/Commercial Single-Tenant Lease-Net dated January 30, 1995 (the “Original Lease”) and that certain addendum attached thereto (the “Addendum”) with respect to certain premises located at 7390 Lincoln Way, Garden Grove, California. The term “Lease” as used herein shall mean the Original Lease as amended by the Addendum. Unless otherwise defined in this First Amendment, initially-capitalized terms used herein shall have the meanings set forth in the Lease.

        B.    Landlord and Tenant desire to amend the Lease on the terms and conditions set forth herein.

        NOW THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree, and amend the Lease as follows:

        1.    Premises.   As of February 1, 2002, the parties desire to decrease the size of the space subject to the Lease from 41,184 square feet to 27,165 square feet. Accordingly, as of February 1, 2002, the definition of Premises in Section 1.2 of the Lease shall be deleted in its entirety and replaced with the following:

                1.2    Premises:   Approximately 27,165 square feet of space commonly known as a portion of 7390 Lincoln Way, Garden Grove, California, as more particularly described in Exhibit A attached hereto and incorporated herein by this reference. The term “Property” shall mean that certain real property of which the Premises are a part more particularly described in Exhibit A-1 attached hereto and incorporated herein by this reference.

        2.    Term.   The Term of the Lease is hereby extended for a period of three (3) years. Accordingly, the Term shall expire on January 31, 2005. Section 1.3 of the Lease is hereby deleted in its entirety and replaced with the following:

                1.3    Term:   Ten (10) years ("Original Term") commencing on February 1, 1995 ("Commencement Date") and ending on January 31, 2005 ("Expiration Date").

        3.    Base Rent.   Base Rent for the period from February 1, 2002 through January 31, 2005 shall be as set forth below:

        4.    Operating Expenses.   The following sentences are hereby added to the end of the second paragraph of Section 52 of the Addendum:

As of February 1, 2002, Tenant shall pay its Pro Rata Share (as hereinafter defined) of all Operating Expenses. The term “Pro Rata Share” shall mean the quotient obtained by dividing the Premises square footage by the Property square footage, which is leased or held for lease by tenants, as of the date on which the computation shall be made. Tenant’s Pro Rata Share initially shall be 65.96% and is subject to adjustment based on the aforementioned formula.

        5.    Use of Mezzanine by Other Tenants/Access.   Tenant acknowledges and agrees that as of February 1, 2002 the mezzanine which is a part of the Property (the “Mezzanine”) may be used by other tenants. In addition, such other tenants shall have the right to have access to and from the Mezzanine, including, without limitation, use of entrances to the Property or Premises and use of the stairway leading to the Mezzanine. Such access may include common access areas over and through a portion of the Premises. In such case, certain portions of the Premises may become common areas that shall be used by such other tenants concurrently with Tenant. If any part of the Premises is determined to be part of the common area, then Tenant’s Pro Rata Share shall be adjusted according to the above-mentioned formula. In no case, however, shall the monthly Base Rent be adjusted due to an change in the Pro Rata Share. If Landlord leases the Mezzanine to another tenant, Landlord shall pay for any costs associated with separately metering or (sub-metering) the Mezzanine for electricity. Tenant shall cooperate with Landlord in Landlord’s efforts to separately meter the Mezzanine. In addition, any tenant occupying space in the Mezzanine shall pay for the cost of any security system that such tenant installs.

        6.    No Option to Extend Term.   Section 62 of the Addendum to the Lease is hereby deleted in its entirety. Landlord and Tenant acknowledge and agree that Tenant shall not have the option to extend the Term of the Lease.

        7.    Exhibits A and A-1.   Exhibit A to the Lease is hereby deleted in its entirety and replaced with Exhibit A and Exhibit A-1 attached hereto.

        8.    Right of First Refusal.   If Landlord should enter into a letter of intent (an “LOI”) with another tenant to lease the Mezzanine, Tenant shall have and is hereby granted a right of first refusal to lease the Mezzanine upon the same terms and conditions set forth in the LOI; provided, that (i) Tenant gives written notice to Landlord of Tenant’s election to exercise such right no later than five (5) business days after Landlord has delivered a copy of LOI to Tenant; (ii) no default has occurred under the Lease, and no event exists at the time of the exercise of such right or arises subsequent thereto, which event by notice and/or the passage of time would constitute a default under the Lease if not cured within the applicable cure period; and (iii) Tenant has not assigned its interest in the Lease or sublet any portion of the Premises. Within ten (10) days after Tenant’s election to lease the Mezzanine, Landlord and Tenant shall enter into an amendment (the “Amendment”) to the Lease, adding the Mezzanine to the Premises and reflecting the terms and conditions of the LOI. If Tenant fails to execute and deliver to the Landlord the Amendment by the expiration of such ten (10) day period, then Tenant shall be deemed to have waived its right to lease the Mezzanine and Landlord shall have the right to lease the Mezzanine to any other tenant, including a tenant other than the original tenant named in the LOI, on any terms the Landlord desires, including terms other than those set forth in the LOI.

        9.    Brokers.   Landlord and Tenant represent and warrant to each other that they have had no dealings with any real estate broker in connection with this First Amendment other than Voit Commercial Brokerage, as Landlord’s broker (“Landlord’s Broker”) and The Staubach Company, as Tenant’s broker. Each party (the “Indemnifying Party”) hereby agrees to indemnify and defend the other party from any claim of any other broker who claims entitlement to a commission because of such broker’s dealings with the Indemnifying Party.

        10.    Governing Law.   This First Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

        11.    Counterparts.   This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Signature pages may be detached from the counterparts and attached to a single copy of this First Amendment to physically form one document.

        12.    Reaffirmation of Obligations.   Tenant hereby acknowledges and reaffirms all of its obligations under the Lease, as such Lease has been amended by this First Amendment, and agrees that any reference made in any other document to the Lease shall mean the Lease as amended pursuant to this First Amendment. Tenant acknowledges that Landlord is not now in default of any obligation under the Lease. Except as expressly provided herein, the Lease remains unmodified and in full force and effect. Any breach by Tenant of this First Amendment shall constitute a breach and default by Tenant under the Lease.

        13.    Time of Essence.   Time is of the essence with respect to each provision of this First Amendment.

        14.    Exhibits.   All exhibits attached hereto are hereby incorporated herein by this reference as though set out in full herein.

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        IN WITNESS WHEREOF, Landlord and Tenant have caused this First Amendment to be duly executed and delivered as of the date first above written.

"Tenant"

BBI-SOURCE SCIENTIFIC, INC.,
a Massachusetts corporation

By:      _________________________
            Its:______________________

"Landlord"

CABOT INDUSTRIAL PROPERTIES, L.P.,
a Delaware limited partnership

By:      Cabot Industrial Trust,
            its general partner

By:      _________________________
            Its:______________________

EXHIBIT A

The Premises

[Exhibit not attached in EDGAR filing]

EXHIBIT A-1

The Property

[Exhibit not attached in EDGAR filing]